Exhibit 10.5

EXECUTION COPY

AFFILIATE SUBORDINATION AGREEMENT

This AFFILIATE SUBORDINATION AGREEMENT (this “Agreement”) is entered into as of September 30, 2008, by and among Jay Levy (“Levy”), Jaynjean Levy Family Limited Partnership, a Delaware limited partnership (the “Partnership” and, together with Levy, the “Subordinated Creditors”), Unigene Laboratories, Inc., a Delaware corporation (the “Company”), and Victory Park Management, LLC, a Delaware limited liability company, as Agent for all Senior Lenders party to the Senior Credit Agreement described below.

R E C I T A L S

A. The Company, Agent and Senior Lenders (as hereinafter defined) have entered into the Senior Credit Agreement pursuant to which, among other things, Senior Lenders have agreed, subject to the terms and conditions set forth in the Senior Credit Agreement, to purchase certain senior notes from the Company. All of the Company’s obligations to Agent and Senior Lenders under the Senior Credit Agreement and the other Senior Debt Documents (as hereinafter defined) are secured by first-priority liens on and security interests in substantially all of the now existing and hereafter acquired real and personal property of the Company (the “Collateral”).

B. Prior to the date hereof, the Company has issued the Subordinated Notes (as defined below) to the Subordinated Creditors. All of the Company’s obligations evidenced by the Subordinated Notes are, after giving effect to this Agreement, secured by second-priority liens on and security interests in certain of the Collateral as described in Schedule A attached hereto.

C. As an inducement to and as one of the conditions precedent to the agreement of Agent and Senior Lenders to consummate the transactions contemplated by the Senior Credit Agreement (the “Transactions”), Agent and Senior Lenders have required the execution and delivery of this Agreement, and the consent to the Transactions, by Subordinated Creditors and the Company in order to set forth the relative rights and priorities of Agent, Senior Lenders and Subordinated Creditors under the Senior Debt Documents and the Subordinated Debt Documents (as hereinafter defined).

NOW, THEREFORE, in order to induce Agent and Senior Lenders to consummate the transactions contemplated by the Senior Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

1. Definitions. The following terms shall have the following meanings in this Agreement:

“Agent” shall mean Victory Park Management, LLC, as Agent for the Senior Lenders, or any other Person appointed by the holders of the Senior Debt as administrative agent for purposes of the Senior Debt Documents and this Agreement.

“Bankruptcy Code” shall mean Title 11 of the United States Code, as amended from time to time and any successor statute and all rules and regulations promulgated thereunder.

“Distribution” means, with respect to any indebtedness, obligation or security, (a) any payment or distribution by any Person of cash, securities or other property, by set-off or otherwise, on account of such indebtedness, obligation or security, (b) any redemption, purchase or other acquisition of such indebtedness, obligation or security by any Person or (c) the granting of any lien or security interest to or for the benefit of the holders of such indebtedness, obligation or security in or upon any property of any Person.

“Enforcement Action” shall mean (a) to take from or for the account of the Company or any guarantor of the Subordinated Debt, by set-off or in any other manner, the whole or any part of any moneys which may now or hereafter be owing by the Company or any such guarantor with respect to the Subordinated Debt, (b) to sue for payment of, or to initiate or participate with others in any suit, action or proceeding against the Company or any such guarantor to (i) enforce payment of or to collect the whole or any part of the Subordinated Debt or (ii) commence judicial enforcement of any of the rights and remedies under the Subordinated Debt Documents or applicable law with respect to the Subordinated Debt, (c) to accelerate the Subordinated Debt, (d) to exercise any put option or to cause the Company or any such guarantor to honor any redemption or mandatory prepayment obligation under any Subordinated Debt Document, (e) to notify account debtors or directly collect accounts receivable or other payment rights of the Company or any such guarantor or (f) to take any action under the provisions of any state or federal law, including, without limitation, the Uniform Commercial Code, or under any contract or agreement, to enforce, foreclose upon, take possession of or sell any property or assets of the Company or any such guarantor including the Collateral.

“Permitted Subordinated Debt Payments” means payments of regularly scheduled payments of principal of, and interest on, the Subordinated Debt due and payable on a non-accelerated basis in accordance with the schedule of payments set forth on Schedule B attached hereto.

“Person” means any natural person, corporation, general or limited partnership, limited liability company, firm, trust, association, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.

“Proceeding” shall mean any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of a Person.

“Refinancing Senior Debt Documents” shall mean any financing documentation which replaces the VPC Loan Documents and pursuant to which the Senior Debt under the VPC Loan Documents are refinanced, as such financing documentation may be amended, supplemented or otherwise modified from time to time in compliance with this Agreement.

“Senior Credit Agreement” shall mean the Financing Agreement, dated as of the date hereof, by and among the Company, the Agent and Senior Lenders (as the same may be amended, restated, supplemented or otherwise modified from time to time) and any successor loan, credit or financing agreement or note or similar agreement or instrument pursuant to which the obligations under such Financing Agreement (or its successor) are refinanced and replaced in whole or in part, as such successor may be amended, restated, supplemented or otherwise modified from time to time.

“Senior Debt” shall mean all obligations, liabilities and indebtedness of every nature of the Company from time to time owed to Agent or any Senior Lender under the Senior Debt Documents, including, without limitation, the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the filing of a Proceeding under the Bankruptcy Code together with (a) any amendments, modifications, renewals or extensions thereof to the extent not prohibited by the terms of this Agreement and (b) any interest accruing thereon after the commencement of a Proceeding, without regard to whether or not such interest is an allowed claim. Senior Debt shall be considered to be outstanding whenever any loan commitment under the Senior Debt Document is outstanding.

“Senior Debt Documents” shall mean the VPC Loan Documents and, after any refinancing of the Senior Debt under the VPC Loan Documents, the Refinancing Senior Debt Documents.

“Senior Default” shall mean any “Event of Default” under the Senior Debt Documents, or any condition or event that, after notice or lapse of time or both, would constitute such an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period set forth therein.

“Senior Default Notice” shall mean a written notice from Agent to Subordinated Creditors pursuant to which Subordinated Creditors are notified of the occurrence of a Senior Default, which notice incorporates a reasonably detailed description of such Senior Default and which notice expressly states that it is a “Senior Default Notice” hereunder.

“Senior Lenders” shall mean the holders of the Senior Debt.

“Subordinated Debt” shall mean all of the obligations of the Company to Subordinated Creditors evidenced by or incurred pursuant to the Subordinated Debt Documents.

“Subordinated Debt Documents” shall mean the Subordinated Notes, any guaranty with respect to the Subordinated Debt, any security agreement or other collateral document securing the Subordinated Debt and all other documents, agreements and instruments now existing or hereinafter entered into evidencing or pertaining to all or any portion of the Subordinated Debt.

“Subordinated Debt Default” shall mean a default in the payment of the Subordinated Debt or in the performance of any term, covenant or condition contained in the Subordinated Debt Documents or any other occurrence permitting any Subordinated Creditor to accelerate the payment of all or any portion of the Subordinated Debt.

“Subordinated Debt Default Notice” shall mean a written notice from any Subordinated Creditor or the Company to Agent pursuant to which Agent is notified of the occurrence of a Subordinated Debt Default, which notice incorporates a reasonably detailed description of such Subordinated Debt Default and which notice states that it is a “Subordinated Debt Default Notice” hereunder.

“Subordinated Notes” shall mean each of (i) the Secured Promissory Note dated as of May 10, 2007 issued by the Company in favor of the Partnership in an aggregate principal amount of $7,418,803 and (ii) the Secured Promissory Note dated as of May 10, 2007 issued by the Company in favor of Levy in an aggregate principal amount of $8,318,714.

“Transactions” has the meaning set forth in the recitals hereto.

“VPC Loan Documents” shall mean the Senior Credit Agreement and all other agreements, documents and instruments executed from time to time in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time.

2. Subordination.

2.1 Subordination of Subordinated Debt to Senior Debt. The Company covenants and agrees, and each Subordinated Creditor by its acceptance of the Subordinated Debt Documents (whether upon original issue or upon transfer or assignment) likewise covenants and agrees, notwithstanding anything to the contrary contained in any of the Subordinated Debt Documents, that the payment of any and all of the Subordinated Debt shall be subordinate and subject in right and time of payment, to the extent and in the manner hereinafter set forth, to the prior indefeasible payment in full in cash of all Senior Debt, whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed. No right of Agent or any Senior Lender to enforce the subordination of the Subordinated Debt may be impaired by any act or failure to act by Agent or any Senior Lender or by the failure of the Company or any Subordinated Creditor to comply with the terms and provisions of this Agreement and the Subordinated Debt Documents. Each holder of Senior Debt, whether such Senior Debt is now outstanding or hereafter created, incurred, assumed or guaranteed, shall be deemed to have acquired Senior Debt in reliance upon the provisions contained in this Agreement.

2.2 Liquidation, Dissolution, Bankruptcy. In the event of any Proceeding involving the Company or the liquidation or dissolution of the Company:

(a) All Senior Debt shall first be indefeasibly paid in full in cash and all commitments to lend under the Senior Debt Documents shall be terminated before any Distribution, whether in cash, securities or other property, or otherwise, shall be made to any Subordinated Creditor on account of any Subordinated Debt.

(b) Any Distribution, whether in cash, securities or other property, or otherwise, which would otherwise, but for the terms hereof, be payable or deliverable in respect of the Subordinated Debt shall be paid or delivered directly to Agent (to be held and/or applied by Agent in accordance with the terms of the Senior Debt Documents) until all Senior Debt is indefeasibly paid in full in cash and all commitments to lend under the Senior Debt Documents shall have been terminated. Each Subordinated Creditor irrevocably authorizes, empowers and directs any debtor, debtor in possession, receiver, trustee, liquidator, custodian, conservator or other Person having authority, to pay or otherwise deliver all such Distributions to Agent. Each Subordinated Creditor also irrevocably authorizes and empowers Agent, in the name of such Subordinated Creditor, to demand, sue for, collect and receive any and all such Distributions.

(c) Each Subordinated Creditor agrees not to initiate, prosecute or participate in any claim, action or other proceeding challenging (i) the enforceability, validity, perfection or priority of the Senior Debt or any liens and security interests securing the Senior Debt or (ii) the exercise of any rights or remedies of Agent or any Senior Lender in respect of the Senior Debt or any liens or security interests securing the Senior Debt.

(d) Each Subordinated Creditor agrees that Agent and Senior Lenders may consent to the use of cash collateral or provide financing to the Company on such terms and conditions and in such amounts as Agent and Senior Lenders, in their sole discretion, may decide and, in connection therewith, the Company may grant to Agent and Senior Lenders liens and security interests upon all of the property of the Company, which liens and security interests (i) shall secure payment of all Senior Debt (whether such Senior Debt arose prior to the commencement of any Proceeding or at any time thereafter) and all other financing provided by Senior Lenders during such Proceeding and (ii) shall be superior in priority to the liens and security interests, if any, in favor of such Subordinated Creditor on the property of the Company. Each Subordinated Creditor agrees that it will not object to or oppose a sale or other disposition of any property securing all of any part of the Senior Debt free and clear of security interests, liens or other claims of such Subordinated Creditor under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code if Agent and Senior Lenders have consented to such sale or disposition. Each Subordinated Creditor agrees not to assert any right it may have to “adequate protection” of such Subordinated Creditor’s interest in any Collateral in any Proceeding and agrees that it will not seek to have the automatic stay lifted with respect to any Collateral without the prior written consent of Agent. Each Subordinated Creditor waives any claim it may now or hereafter have arising out of Agent’s or Senior Lenders’ election, in any Proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, and/or any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code by the Company, as debtor in possession. Each Subordinated Creditor further agrees that it will not seek to participate or participate on any creditor’s committee without Agent’s prior written consent.

(e) Each Subordinated Creditor agrees to execute, verify, deliver and file any proofs of claim in respect of the Subordinated Debt requested by Agent in connection with any such Proceeding and hereby irrevocably authorizes, empowers and appoints Agent its agent and attorney-in-fact to (i) execute, verify, deliver and file such proofs of claim upon the failure of such Subordinated Creditor promptly to do so prior to 30 days before the expiration of the time to file any such proof of claim and (ii) vote such claim in any such Proceeding upon the failure of such Subordinated Creditor to do so prior to 15 days before the expiration of the time to vote any such claim; provided Agent shall have no obligation to execute, verify, deliver, file and/or vote any such proof of claim. In the event that Agent votes any claim in accordance with the authority granted hereby, the applicable Subordinated Creditor shall not be entitled to change or withdraw such vote.

(f) The Senior Debt shall continue to be treated as Senior Debt and the provisions of this Agreement shall continue to govern the relative rights and priorities of Senior Lenders and Subordinated Creditors even if all or part of the Senior Debt or the security interests securing the Senior Debt are subordinated, set aside, avoided, invalidated or disallowed in connection with any such Proceeding, and this Agreement and the relative rights and priorities of Senior Lenders and Subordinated Creditors hereunder shall be reinstated if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by any holder of Senior Debt or any representative of such holder.

2.3 Subordinated Debt Payment Restrictions.

(a) Notwithstanding the terms of the Subordinated Debt Documents, the Company hereby agrees that it shall not make, and each Subordinated Creditor hereby agrees that it shall not accept, any Distribution with respect to the Subordinated Debt (other than Permitted Subordinated Debt Payments subject to the terms of subsection 2.2 of this Agreement) until the Senior Debt has been indefeasibly paid in full in cash and all commitments to lend under the Senior Debt Documents shall have been terminated; provided, however, that the Company and Subordinated Creditors further agree that no Permitted Subordinated Debt Payment may be made by the Company or accepted by any Subordinated Creditor if, at the time of such payment, a Senior Default exists and such Senior Default shall not have been waived.

(b) The Company may resume Permitted Subordinated Debt Payments (and may make any Permitted Subordinated Debt Payments missed due to the application of paragraph (a) of this subsection 2.3) in respect of the Subordinated Debt or any judgment with respect thereto upon a waiver or cure of such Senior Default.

(c) No Senior Default shall be deemed to have been waived or cured for purposes of this subsection 2.3 unless and until the Company shall have received a written waiver or notice of cure from Agent or all Senior Lenders.

2.4 Subordinated Debt Standstill Provisions. Until the Senior Debt has been indefeasibly paid in full in cash and all commitments to lend under the Senior Debt Documents shall have been terminated, Subordinated Creditors shall not, without the prior written consent of Agent, take any Enforcement Action with respect to the Subordinated Debt. Notwithstanding the foregoing, Subordinated Creditors may file proofs of claim against the Company in any Proceeding involving the Company. Any Distributions or other proceeds of any Enforcement Action obtained by any Subordinated Creditor in violation of the foregoing prohibition shall in any event be held in trust by it for the benefit of Agent and Senior Lenders and promptly paid or delivered to Agent for the benefit of Senior Lenders in the form received until all Senior Debt has been indefeasibly paid in full in cash and all commitments to lend under the Senior Debt Documents shall have been terminated. For the avoidance of doubt, each Subordinated Creditor hereby agrees that, upon receipt of any Distributions or other amounts arising from any Liens granted in favor thereto on assets or properties not constituting Collateral, such Subordinated Creditor shall hold such Distributions or other amounts in trust for the benefit of Agent and Senior Lenders and promptly pay or deliver such Distributions or other amounts to Agent for the benefit of Senior Lenders in the form received until all Senior Debt has been indefeasibly paid in full in cash and all commitments to lend under the Senior Debt Documents shall have been terminated.

2.5 Incorrect Payments. If any Distribution on account of the Subordinated Debt not permitted to be made by the Company or accepted by Subordinated Creditors under this Agreement is made and received by any Subordinated Creditor, such Distribution shall not be commingled with any of the assets of such Subordinated Creditor, shall be held in trust by such Subordinated Creditor for the benefit of Agent and Senior Lenders and shall be promptly paid over or delivered to Agent for application (in accordance with the Senior Debt Documents ) to the payment of the Senior Debt then remaining unpaid, until all of the Senior Debt shall have been indefeasibly paid in full in cash and there shall be no further commitments to lend under the Senior Debt Documents.

2.6 Subordination of Liens and Security Interests; Agreement Not to Contest; Agreement to Release Liens. Until the Senior Debt has been indefeasibly paid in full in cash and all lending commitments under the Senior Debt Documents have been terminated, all liens and security interests of Subordinated Creditors in the Collateral shall be and hereby are subordinated for all purposes and in all respects to the liens and security interests of Agent and Senior Lenders in the Collateral, regardless of the time, manner or order of perfection of any such liens and security interests. Each Subordinated Creditor agrees that it will not at any time contest the validity, perfection, priority or enforceability of the Senior Debt, the Senior Debt Documents, or the liens and security interests of Agent and Senior Lenders in the Collateral securing the Senior Debt. In the event that Agent or Senior Lenders release or agree to release any of their liens or security interests in the Collateral in connection with the sale or other disposition thereof or any of the Collateral is sold or retained pursuant to a foreclosure or similar action, each Subordinated Creditor shall (or shall cause its agent) promptly execute and deliver to Agent such termination statements and releases as Agent shall request to effect the release of the liens and security interests of such Subordinated Creditor in such Collateral. In furtherance of the foregoing, each Subordinated Creditor hereby irrevocably appoints Agent its attorney-in-fact, with full authority in the place and stead of such Subordinated Creditor and in the name of such Subordinated Creditor or otherwise, to execute and deliver any document or instrument which such Subordinated Creditor may be required to deliver pursuant to this subsection 2.6.

2.7 Application of Proceeds from Sale or other Disposition of the Collateral. In the event of any sale, transfer or other disposition (including a casualty loss or taking through eminent domain) of the Collateral, the proceeds resulting therefrom (including insurance proceeds) shall be applied in accordance with the terms of the Senior Debt Documents or as otherwise consented to by Agent and Senior Lenders until such time as the Senior Debt shall have been indefeasibly paid in full in cash and all commitments to lend under the Senior Debt Documents shall have been terminated.

2.8 Sale, Transfer or other Disposition of Subordinated Debt.

(a) Without the prior written consent of Agent, Subordinated Creditors shall not sell, assign, pledge, dispose of or otherwise transfer all or any portion of the Subordinated Debt or any rights, remedies or obligations under any Subordinated Debt Document.

(b) Notwithstanding the foregoing, the subordination effected hereby shall survive any sale, assignment, pledge, disposition or other transfer of all or any portion of the Subordinated Debt in violation of the foregoing prohibition, and the terms of this Agreement shall be binding upon the successors and assigns of each Subordinated Creditor, as provided in Section 12 hereof.

2.9 Legends. Until the termination of this Agreement in accordance with Section 16 hereof, the Company and each Subordinated Creditor will cause to be clearly, conspicuously and prominently inserted on the face of each Subordinated Note and any other Subordinated Debt Document, as well as any renewals or replacements thereof, the following legend:

“This instrument and the rights, remedies and obligations evidenced hereby are subordinate in the manner and to the extent set forth in that certain Affiliate Subordination Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Subordination Agreement”) dated as of September 30, 2008, by and among Jay Levy, Jaynjean Levy Family Limited Partnership, Unigene Laboratories, Inc. and Victory Park Management, LLC, to the Senior Debt (as defined in the Subordination Agreement); and each holder of this instrument, by its acceptance hereof, irrevocably agrees to be bound by the provisions of the Subordination Agreement.”

2.10 Agreement by the Company. The Company shall not make, and shall not permit any of its subsidiaries or affiliates to make on its behalf, any payment of any of the Subordinated Debt in contravention of this Agreement.

2.11 Consent by Subordinated Creditors. Notwithstanding anything to the contrary in the Subordinated Debt Documents, the Subordinated Creditors hereby consent in all respects to the execution, delivery and performance of the Senior Credit Agreement and the other Senior Debt Documents, including the incurrence of indebtedness and liens thereunder.

3. Modifications.

3.1 Modifications to Senior Debt Documents. Senior Lenders may at any time and from time to time without the consent of or notice to Subordinated Creditors, without incurring liability to Subordinated Creditors and without impairing or releasing the obligations of Subordinated Creditors under this Agreement, change the manner or place of payment or extend the time of payment of or renew or alter any of the terms of the Senior Debt, or amend in any manner any agreement, note, guaranty or other instrument evidencing or securing or otherwise relating to the Senior Debt; provided that Senior Lenders will provide subsequent notice of such changes to Subordinated Creditors.

3.2 Modifications to Subordinated Debt Documents. Until the Senior Debt has been indefeasibly paid in full in cash and all lending commitments under the Senior Debt Documents have been terminated, notwithstanding anything to the contrary contained in the Subordinated Debt Documents, Subordinated Creditors shall not, without the prior written consent of Agent, agree to any amendment, modification or supplement to any of the Subordinated Debt Documents.

4. Waiver of Certain Rights by Subordinated Creditors.

4.1 Marshaling. Each Subordinated Creditor hereby waives any rights it may have under applicable law to assert the doctrine of marshaling or to otherwise require Agent or Senior Lenders to marshal any property of the Company or any guarantor of the Senior Debt for the benefit of such Subordinated Creditor.

4.2 Rights Relating to Agent’s Actions with respect to the Collateral. Each Subordinated Creditor hereby waives, to the extent permitted by applicable law, any rights which it may have to enjoin or otherwise obtain a judicial or administrative order preventing Agent or Senior Lenders from taking, or refraining from taking, any action with respect to all or any part of the Collateral. Without limitation of the foregoing, each Subordinated Creditor hereby agrees (a) that it has no right to direct or object to the manner in which Agent and Lenders apply the proceeds of the Collateral resulting from the exercise by Agent and Senior Lenders of rights and remedies under the Senior Debt Documents to the Senior Debt and (b) that Agent has not assumed any obligation to act as the agent for such Subordinated Creditor with respect to the Collateral. The Agent shall have the exclusive right to enforce rights and exercise remedies with respect to the Collateral until the Senior Debt is paid in full. In exercising rights and remedies with respect to the Collateral, the Agent and Senior Lenders may enforce the provisions of the Senior Debt Documents and exercise remedies thereunder, all in such order and in such manner as it or they may determine in the exercise of its or their sole business judgment. Such exercise and enforcement shall include, without limitation, the rights to sell or otherwise dispose of Collateral, to incur expenses in connection with such sale or disposition and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction. In conducting any public or private sale under the Uniform Commercial Code, the Agent shall give Subordinated Creditors such notice of such sale as may be required by the applicable Uniform Commercial Code; provided, however, that 10 days’ notice shall be deemed to be commercially reasonable notice.

5. Representations and Warranties.

5.1 Representations and Warranties of Subordinated Creditor. Each Subordinated Creditor hereby represents and warrants, severally and not jointly, to the Company,

Agent and Senior Lenders that as of the date hereof: (a) such Subordinated Creditor is an individual or a partnership duly formed and validly existing under the laws of the State of Delaware, as applicable; (b) such Subordinated Creditor has the power and authority to enter into, execute, deliver and carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action; (c) the execution of this Agreement by such Subordinated Creditor will not violate or conflict with the organizational documents of such Subordinated Creditor, as applicable, any material agreement binding upon such Subordinated Creditor or any law, regulation or order or require any consent or approval which has not been obtained; (d) this Agreement is the legal, valid and binding obligation of such Subordinated Creditor, enforceable against such Subordinated Creditor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles; (e) such Subordinated Creditor is the sole owner, beneficially and of record, of its Subordinated Debt Documents and its Subordinated Debt; (f) no Person other than the Company is obligated in respect of the Subordinated Debt or under any Subordinated Debt Documents; (g) its Subordinated Debt is not secured by any assets of the Company that do not constitute Collateral; (h) its Subordinated Debt is not secured by any assets of the Company that are not described in Schedule A attached hereto; (i) no defaults have occurred and are continuing under the Subordinated Debt or any of the Subordinated Debt Documents or would arise thereunder upon the execution, delivery and performance of the VPC Loan Documents; and (j) each of the Subordinated Debt Documents in existence as of the date hereof are identified in Schedule C attached hereto.

5.2 Representations and Warranties of the Company. The Company hereby represents and warrants to Agent, Senior Lenders and Subordinated Creditors that as of the date hereof: (a) the Company is a corporation duly formed and validly existing under the laws of the State of Delaware; (b) the Company has the power and authority to enter into, execute, deliver and carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action; (c) the execution of this Agreement by the Company will not violate or conflict with the organizational documents of the Company, any material agreement binding upon the Company or any law, regulation or order or require any consent or approval which has not been obtained; and (d) this Agreement is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles.

5.3 Representations and Warranties of Agent. Agent hereby represents and warrants to the Company and Subordinated Creditors that as of the date hereof: (a) Agent is a limited liability company duly formed and validly existing under the laws of the State of Delaware; (b) Agent has the power and authority to enter into, execute, deliver and carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action; (c) the execution of this Agreement by Agent will not violate or conflict with the organizational documents of Agent, any material agreement binding upon Agent or any law, regulation or order or require any consent or approval which has not been obtained; and (d) this Agreement is the legal, valid and binding obligation of Agent, enforceable against Agent in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles.

6. Subrogation. Subject to the indefeasible payment in full in cash of all Senior Debt and the termination of all lending commitments under the Senior Debt Documents, each Subordinated Creditor shall be subrogated to the rights of Agent and Senior Lenders to receive Distributions with respect to the Senior Debt until the Subordinated Debt is indefeasibly paid in full in cash. The foregoing subrogation rights of Subordinated Creditors shall be subordinated in all respects to the prior indefeasible payment in full in cash of all Senior Debt. Each Subordinated Creditor agrees that in the event that all or any part of a payment made with respect to the Senior Debt is recovered from the holders of the Senior Debt in a Proceeding or otherwise, any Distribution received by such Subordinated Creditor with respect to the Subordinated Debt, whether pursuant to the right of subrogation provided for in this Agreement or otherwise, shall be deemed to have been received by such Subordinated Creditor in trust as property of the holders of the Senior Debt and such Subordinated Creditor shall forthwith deliver the same to the Agent for the benefit of the Senior Lenders for application to the Senior Debt until the Senior Debt shall have been indefeasibly paid in full in cash and all commitments to lend under the Senior Debt Documents shall have been terminated. A Distribution made pursuant to this Agreement to Agent or Senior Lenders which otherwise would have been made to any Subordinated Creditor is not, as between the Company and such Subordinated Creditor, a payment by the Company to or on account of the Senior Debt.

7. Modification. Any modification or waiver of any provision of this Agreement, or any consent to any departure by any party from the terms hereof, shall not be effective in any event unless the same is in writing and signed by Agent, Subordinated Creditors and the Company (as applicable), and then such modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given. Any notice to or demand on any party hereto in any event not specifically required hereunder shall not entitle the party receiving such notice or demand to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.

8. Further Assurances. Each party to this Agreement promptly will execute and deliver such further instruments and agreements and do such further acts and things as may be reasonably requested in writing by any other party hereto that may be necessary or desirable in order to effect fully the purposes of this Agreement.

9. Notices. Unless otherwise specifically provided herein, any notice or other communication delivered under this Agreement shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied or sent by overnight courier service or certified or registered United States mail and shall be deemed to have been given (a) if delivered in person, when delivered; (b) if delivered by telecopy, on the date of transmission if transmitted on a business day before 4:00 p.m. (Chicago time) or, if not, on the next succeeding business day; (c) if delivered by overnight courier, one business day after delivery to such courier properly addressed; or (d) if by United States mail, four business days after deposit in the United States mail, postage prepaid and properly addressed.

Notices shall be addressed as follows:

If to any Subordinated Creditor: Jay Levy 2150 Center Street, Apt. #10G Fort Lee, New Jersey 07024
Telecopy:	(201) 461-9891

and/or

Jaynjean Levy Family Limited Partnership
248 Andrea Drive Rockaway, New Jersey 07866

With a copy to:

Attention:
Telecopy:

If to the Company:

Unigene Laboratories, Inc.
81 Fulton Street
Boonton, New Jersey 07005
Attention:	Warren Levy
Telecopy:	(973) 335-0972

With a copy to:

Dechert LLP
902 Carnegie Center, Suite 500
Princeton, New Jersey 08540
Attention:	James Marino
Telecopy:	(609) 955-3259

If to Agent or Senior Lenders:

Victory Park Management, LLC
227 W. Monroe Street, Suite 3900
Chicago, Illinois 60606
Attention:	Matthew Ray
Telecopy:	(312) 701-0794

With a copy to:

Latham & Watkins LLP
Sears Tower, Suite 5800
233 S. Wacker Drive
Chicago, Illinois 60606
Attention:	Bradley Kotler
Telecopy:	(312) 993-9767

or in any case, to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this Section 9.

10. Successors and Assigns. This Agreement and the rights and benefits hereof shall inure to the benefit of, and shall be binding upon, the respective successors and assigns of Agent, Senior Lenders, Subordinated Creditors and the Company. To the extent permitted under the Senior Debt Documents, Senior Lenders may, from time to time, without notice to Subordinated Creditors, assign or transfer any or all of the Senior Debt or any interest therein to any Person and, notwithstanding any such assignment or transfer, or any subsequent assignment or transfer, the Senior Debt shall, subject to the terms hereof, be and remain Senior Debt for purposes of this Agreement, and every assignee or transferee of any of the Senior Debt or of any interest therein shall, to the extent of the interest of such assignee or transferee in the Senior Debt, be entitled to rely upon and be the third party beneficiary of the subordination provided under this Agreement and shall be entitled to enforce the terms and provisions hereof to the same extent as if such assignee or transferee were initially a party hereto.

11. Relative Rights. This Agreement shall define the relative rights of Agent, Senior Lenders and Subordinated Creditors. Nothing in this Agreement shall (a) impair, as among the

Company, Agent and Senior Lenders and as between the Company and Subordinated Creditors, the obligation of the Company with respect to the payment of the Senior Debt and the Subordinated Debt in accordance with their respective terms or (b) affect the relative rights of Agent, Senior Lenders or Subordinated Creditors with respect to any other creditors of the Company.

12. Conflict. In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of any of the Subordinated Debt Documents, the provisions of this Agreement shall control and govern.

13. Headings. The paragraph headings used in this Agreement are for convenience only and shall not affect the interpretation of any of the provisions hereof.

14. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Furthermore, such counterparts may be delivered by facsimile or by electronic mail in “portable document format” (or “.pdf”), with any such counterpart delivered in such way deemed an original.

15. Severability. In the event that any provision of this Agreement is deemed to be invalid, illegal or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and the affected provision shall be modified to the minimum extent permitted by law so as most fully to achieve the intention of this Agreement.

16. Continuation of Subordination; Termination of Agreement. This Agreement shall remain in full force and effect until the indefeasible payment in full in cash of the Senior Debt and the termination of all lending commitments under the Senior Debt Documents, after which this Agreement shall terminate without further action on the part of the parties hereto.

17. Applicable Law. This Agreement shall be governed by and shall be construed and enforced in accordance with the internal laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Illinois.

18. CONSENT TO JURISDICTION. EACH SUBORDINATED CREDITOR AND THE COMPANY HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF COOK, STATE OF ILLINOIS AND IRREVOCABLY AGREES THAT, SUBJECT TO AGENT’S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS. EACH

SUBORDINATED CREDITOR AND THE COMPANY EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. EACH SUBORDINATED CREDITOR AND THE COMPANY HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO SUBORDINATED CREDITORS AND THE COMPANY AT THEIR RESPECTIVE ADDRESSES SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED. IN ANY LITIGATION, TRIAL, ARBITRATION OR OTHER DISPUTE RESOLUTION PROCEEDING RELATING TO THIS AGREEMENT, ALL DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS OF ANY SUBORDINATED CREDITOR, THE COMPANY OR ANY OF THEIR RESPECTIVE AFFILIATES SHALL BE DEEMED TO BE EMPLOYEES OR MANAGING AGENTS OF SUCH SUBORDINATED CREDITOR OR THE COMPANY, AS APPLICABLE, FOR PURPOSES OF ALL APPLICABLE LAW OR COURT RULES REGARDING THE PRODUCTION OF WITNESSES BY NOTICE FOR TESTIMONY (WHETHER IN A DEPOSITION, AT TRIAL OR OTHERWISE). EACH SUBORDINATED CREDITOR AND THE COMPANY AGREES THAT AGENT’S OR ANY SENIOR LENDER’S COUNSEL IN ANY SUCH DISPUTE RESOLUTION PROCEEDING MAY EXAMINE ANY OF THESE INDIVIDUALS AS IF UNDER CROSS-EXAMINATION AND THAT ANY DISCOVERY DEPOSITION OF ANY OF THEM MAY BE USED IN THAT PROCEEDING AS IF IT WERE AN EVIDENCE DEPOSITION. EACH SUBORDINATED CREDITOR AND THE COMPANY IN ANY EVENT WILL USE ALL COMMERCIALLY REASONABLE EFFORTS TO PRODUCE IN ANY SUCH DISPUTE RESOLUTION PROCEEDING, AT THE TIME AND IN THE MANNER REQUESTED BY AGENT OR ANY LENDER, ALL PERSONS, DOCUMENTS (WHETHER IN TANGIBLE, ELECTRONIC OR OTHER FORM) OR OTHER THINGS UNDER ITS CONTROL AND RELATING TO THE DISPUTE.

19. WAIVER OF JURY TRIAL. EACH SUBORDINATED CREDITOR, THE COMPANY AND AGENT HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE SUBORDINATED DEBT DOCUMENTS OR ANY OF THE SENIOR DEBT DOCUMENTS. EACH SUBORDINATED CREDITOR, THE COMPANY AND AGENT ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE SENIOR DEBT DOCUMENTS AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH SUBORDINATED CREDITOR, THE COMPANY AND AGENT WARRANTS AND REPRESENTS THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING

THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

(Signature Page Follows)

IN WITNESS WHEREOF, each Subordinated Creditor, the Company and Agent have caused this Agreement to be executed as of the date first above written.

SUBORDINATED CREDITORS:

/s/ Jay Levy
By: Jay Levy

JAYNJEAN LEVY FAMILY LIMITED PARTNERSHIP, a Delaware limited partnership

By:	Ronald S. Levy,
Its general partner

/s/ Ronald S. Levy
By: Ronald S. Levy

By:	Warren P. Levy,
Its general partner

/s/ Warren P. Levy
By: Warren P. Levy

COMPANY:

UNIGENE LABORATORIES, INC., a Delaware corporation

By:	/s/ Warren P. Levy
Its:	President & Chief Executive Officer

AGENT:

VICTORY PARK MANAGEMENT, LLC, a Delaware limited liability company

By:	/s/ Matthew D. Ray
Its:	Manager

SCHEDULE A

SECURITY IN FAVOR OF JAY LEVY

1. The Company’s property located at 110 Little Falls Road, in the Township of Fairfield, County of Essex and State of New Jersey (as more fully described on Exhibit A hereto, the “Fairfield Location”);

2. All right, title, interest, claims and demands of the Company in and to the following property and assets of Levy:

A. With respect to (x) the Fairfield Location and (y) 83 Fulton Street, Boonton, New Jersey (the “Boonton Location” and together with the Fairfield Property, the “Property”):

(i) All trade fixtures, machinery and equipment now or hereafter located at the Property;

(ii) All materials and supplies with regard to the same and other equipment, now or hereafter installed, placed upon or owned by the Company at the Property;

(iii) All awards or payments, including interest thereon which may be made with respect to the property and assets listed above, all proceeds of any insurance policy covering the property and assets listed above, and all unearned premiums thereon;

(iv) All accounts receivable, contract rights and rights of action of debtor of the Company; and

(v) All attachments to and replacements of the assets and property described above, and all proceeds thereof.

B. With respect to the Fairfield Location:

(i) All rents and income arising therefrom;

(ii) All appurtenances, fixtures and improvements to, and owned by the Company, now or hereafter installed, place upon or used in connection with the Fairfield Location;

(iii) All leases and other agreements reflecting the use or occupancy of the Fairfield Location;

(iv) All rents, issues and profits of the Fairfield Location;

(v) All awards or payments, including interest thereon, which may be made with respect to the Fairfield Location;

(vi) All proceeds of any insurance policy covering the Fairfield Location; and

(vii) All unearned premiums thereon and all accounts receivable and rights of action by the Company thereunder.

Exhibit A

All the real property located in the Township of Fairfield, County of Essex, State of New Jersey and more particularly described as follows:

BEGINNING at a point on the West side of Little Falls Road distant 805.68 feet northerly from the intersection of the West side of Little Falls Road and North side of Pier Lane; thence

(1) Running through the lands formerly of Carrie DeVito, South 40 degrees 57 minutes, West 506.81 feet to a point; thence

(2) Still through the lands of Carrie DeVito, North 89 degrees 09 minutes West, 59.13 feet to the West line of lands formerly of Carrie DeVito; thence

(3) Running along the West line of lands formerly of Carrie DeVito, North 6 degrees 19 minutes East, 352.04 feet to a pint; thence

(4) Still along the West line of lands formerly of Carrie, DeVito, North 54 degrees 15 minutes East, 262.37 feet to the West side of Little Falls Road; thence

(5) Running along the West side of Little Falls Road, South 49 degrees 03 minutes East, 185.00 feet to the point and place of Beginning.

NOTE: Being Lot(s) 22, Block 2801, Tax Map of the Township of Fairfield,

BEING commonly known as 110 Little Falls Road, Fairfield, New Jersey.

BEING the same premises conveyed to the Mortgagor herein by Deed recorded on June 23, 1982 in the Essex County Register’s Office in Book 4754, page 450.

SECURITY IN FAVOR OF JAYNJEAN LEVY FAMILY LIMITED PARTNERSHIP

1.	The United States patents identified on Exhibit B hereto;

2.	The United States patent applications identified on Exhibit B hereto and any and all patents that issue with respect thereto;

3.	All renewals thereof;

4.	All income, royalties, damages and payments now and hereafter due and/or payable under and with respect thereto, including, without limitation, payments under all licenses entered into in connection therewith and damages and payments for past or future infringements thereof;

5.	The right to sue for past, present and future infringements thereof;

6.	The goodwill of the Company’s business related to the foregoing and in connection therewith; and

7.	All of the Company’s rights corresponding thereto throughout the world.

Exhibit B

PATENTS

Patent No.	Description of Patent	Date of Patent
US 6,319,685	Alpha-Amidation Enzyme (Protein Interference)	November 20, 2001

US 5,789,234	Expression Systems for Amidating Enzyme	August 4, 1998

US 5,912,014	Oral Salmon Calcitonin Pharmaceutical Products	June 15, 1999

US 6,086,918	Oral Peptide Pharmaceutical Products	July 11, 2000

US 6,103,495	Direct Expression of Peptides into Culture Media (Divisional 1)	August 15, 2000

US 6,210,925	Direct Expression of Peptides into Culture Media (Divisional 2)	April 3, 2001

US 6,440,392	Nasal Calcitonin Formulations	August 27, 2002

US 6,627,438	Direct Expression of Peptides into Culture Media (Divisional 3)	September 3, 2003

US 6,737,250	Direct Expression of Peptides into Culture Media (Divisional 4)	May 18, 2004

US 6,673,524	Oral Peptide Pharmaceutical Products	January 6, 2004

PATENT APPLICATIONS

Patent Application No.	Description of Patent Applied For	Date of Patent Application
Application #10/094,306	Oral Peptide Pharmaceutical Dosage Form and Method of Production	Filing Date: March 7, 2002

SCHEDULE B

PAYMENTS TO JAY LEVY

Date	Principal Due	Interest Due	Total
May 10, 2010	$415,935.70	$112,302.64	$528,238.34
August 10, 2010	$415,935.70	$291,576.62	$707,512.32
November 10, 2010	$415,935.70	$282,141.15	$698,076.85
February 10, 2011	$415,935.70	$272,705.68	$688,641.38
May 10, 2011	$415,935.70	$258,347.35	$674,283.05
August 10, 2011	$415,935.70	$253,834.73	$669,770.43

PAYMENTS TO JAYNJEAN LEVY FAMILY PARTNERSHIP

Date	Principal Due	Interest Due	Total
May 10, 2010	$370,940.15	$100,153.84	$471,093.99
August 10, 2010	$370,940.15	$260,034.13	$630,974.28
November 10, 2010	$370,940.15	$251,619.37	$622,559.52
February 10, 2011	$370,940.15	$243,204.62	$614,144.77
May 10, 2011	$370,940.15	$230,399.56	$601,339.71
August 10, 2011	$370,940.15	$226,375.12	$597,315.27

SCHEDULE C

•	Amended and Restated Secured Promissory Note, dated as of the date hereof, issued by the Company in favor of Jay Levy

•	Amended and Restated Security Agreement, dated May 10, 2007, by and between the Company and Jay Levy

•	Mortgage and Security Agreement, dated as of July 13, 1999, by and between the Company and Jay Levy

•	Modification of Mortgage and Security Agreement, dated as of August 5, 1999, by and between the Company and Jay Levy

•	Modification of Mortgage and Security Agreement, dated as of May 10, 2007, by and between the Company and Jay Levy

•	Third Modification of Mortgage and Security Agreement, dated as of the date hereof, by and between the Company and Jay Levy

•	Amended and Restated Secured Promissory Note, dated as of the date hereof, issued by the Company in favor of the Jaynjean Levy Family Limited Partnership

•	Patent Security Agreement, dated March 13, 2001, between the Company and Jay Levy

•	First Amendment to Patent Security Agreement, dated May 29, 2001, between the Company and Jay Levy

•	Second Amendment to Patent Security Agreement, dated November 26, 2002, by and between the Company and Jay Levy

•	Third Amendment to Patent Security Agreement, dated May 10, 2007, by and between the Company and the Jaynjean Levy Family Limited Partnership